Exhibit 10.7
Zoom Video Communications, Inc.

Non-Employee Director Compensation Policy

Each member of the Board of Directors (the “Board”) who is not also serving as an employee of or consultant to Zoom Video Communications, Inc. (the “Company”) or any of its subsidiaries (each such member, an “Eligible Director”) will receive the compensation described in this Non-Employee Director Compensation Policy (this “Policy”) for his or her Board service. This Policy first became effective commencing as of May 1, 2019 (the “Effective Date”) and may be amended at any time in the sole discretion of the Board or the Compensation Committee of the Board. An Eligible Director may decline all or any portion of his or her compensation by giving notice to the Company prior to the date cash may be paid or equity awards are to be granted, as the case may be.

Annual Cash Compensation

Each Eligible Director will be eligible to receive the annual cash compensation amounts set forth below effective upon (i) such Eligible Director’s first election or appointment to the Board, in the case of an Eligible Director not serving on the Board on the Effective Date; (ii) the Effective Date, in the case of an Eligible Director serving on the Board on the Effective Date who holds an unvested Company equity award on the Effective Date; or (iii) November 1, 2020, in the case of an Eligible Director serving on the Board on the Effective Date who does not hold an unvested Company equity award on the Effective Date (such applicable date that an Eligible Director first becomes eligible to receive annual cash compensation under this Policy, the “Eligibility Date”).

If an Eligible Director’s Eligibility Date is other than the first day of a fiscal quarter of the Company, each annual retainer set forth below will be pro-rated based on days served in the applicable fiscal year following the Eligibility Date, with the pro-rated amount paid for the first fiscal quarter that includes the Eligibility Date and regular full quarterly payments thereafter; provided, however, that if the Eligible Director leaves service prior to the last day of a fiscal quarter, the fee for such fiscal quarter will be pro-rated. All annual cash fees are vested upon payment and are payable to such Eligible Directors (or their designee) in equal quarterly installments in arrears on the last day of each of the Company’s fiscal quarters in which the service occurred, beginning with service commencing as of the Effective Date.

1. Annual Board Service Retainer:
a. All Eligible Directors: $45,000
b. Chairman of the Board Service Retainer (in addition to Eligible Director Service Retainer): $20,000
c. Lead Independent Director (in addition to Eligible Director Service Retainer): $20,000

2. Annual Committee Chair Service Retainer (in addition to Committee Member Service Retainer):
a. Chairman of the Audit Committee: $12,500
b. Chairman of the Compensation Committee: $10,000
c. Chairman of the Nominating and Corporate Governance Committee: $5,000

Exhibit 10.7

3. Annual Committee Member Service Retainer:
a. Member of the Audit Committee: $12,500
b. Member of the Compensation Committee: $10,000
c. Member of the Nominating and Corporate Governance Committee: $5,000

Equity Compensation

The equity compensation set forth below will be granted under the Company’s 2019 Equity Incentive Plan or any successor plan (the “Plan”). All equity compensation granted under this Policy will be in the form of Restricted Stock Units (“RSUs”) (as defined in the Plan). All RSUs granted under this Policy will vest in installments as described below subject to the Eligible Director’s Continuous Services (as defined in the Plan) through such vesting dates on the terms specified below; provided, however, that all RSUs granted under this Policy will accelerate and vest in full upon (i) the Eligible Director’s death or Disability (as defined in the Plan) or (ii) a Change in Control (as defined in the Plan), subject in each case to the Eligible Director’s Continuous Service through such date. The number of shares underlying each of the RSUs granted under this Policy will be determined by dividing the applicable grant value for such RSU by the 60-trading day trailing average closing stock price of the Company’s Class A common stock on Nasdaq ending on and including the date that is seven calendar days prior to the grant date of such RSU, and rounding down to the nearest whole share.

1. Initial Grant: For each Eligible Director who is first elected or appointed to the Board following the Effective Date, on the date of such Eligible Director’s initial election or appointment to the Board (or, if such date is not a market trading day, the first market trading day thereafter) (the “Initial Grant Date”), such Eligible Director will be automatically, and without further action by the Board or Compensation Committee of the Board, granted RSUs (the “Initial Grant RSUs”). The number of Initial Grant RSUs will be determined based on the applicable scheduled length of the term of the Eligible Director’s initial election or appointment to the Board (the “Initial Term”). The Initial Grant RSUs will have a grant value that is equal to $600,000 multiplied by the percentage obtained by dividing the total number of expected calendar days in the Initial Term by the total number of calendar days following the date of Eligible Director’s initial election or appointment to the Board through and including the third anniversary of such election or appointment date.

The Initial Grant RSUs will vest in substantially equal quarterly installments measured from the Initial Grant Date over the applicable expected Initial Term (each a “Vesting Date”), provided that, if the annual meeting of the Company’s stockholders (the “Annual Meeting”) at which the scheduled Initial Term ends occurs prior to the last scheduled quarterly Vesting Date for the Initial Grant RSUs, the Initial Grant RSUs shall become fully vested as of the day immediately preceding such Annual Meeting. Vesting of the Initial Grant RSUs is subject in all cases to the Eligible Director’s Continuous Service (as defined in the Plan) through each such applicable Vesting Date.

2. Interim Grant. For each Eligible Director serving on the Board who holds an unvested Company equity award on the Effective Date, on the date immediately following the date that each Company equity award that was outstanding on the Effective Date and held by such

Exhibit 10.7
Eligible Director becomes fully vested with respect to all shares subject to such equity award (the “Final Vesting Date”) (or, if such date immediately following the Final Vesting Date is not a market trading day, the first market trading day thereafter), such Eligible Director will be automatically, and without further action by the Board or Compensation Committee of the Board, granted RSUs (the “Interim Grant RSUs”) on such date (the “Interim Grant Date”). The number of Interim Grant RSUs will be determined based on the applicable scheduled remaining length of the term of the Eligible Director’s service on the Board following the Final Vesting Date (the “Interim Term”). The Interim Grant RSUs will have a grant value that is equal to $600,000 multiplied by the percentage obtained by dividing the total number of expected calendar days in the Interim Term by the total number of calendar days following the Final Vesting Date through and including the third anniversary of the Final Vesting Date.

The Interim Grant RSUs will vest in substantially equal quarterly installments measured from the Interim Grant Date over the applicable expected Interim Term (each a “Vesting Date”), provided that, if the Annual Meeting at which the scheduled Interim Term ends occurs prior to the last scheduled quarterly Vesting Date for the Interim Grant RSUs, the Interim Grant RSUs shall become fully vested as of the day immediately preceding such Annual Meeting. Vesting of the Interim Grant RSUs is subject in all cases to the Eligible Director’s Continuous Service (as defined in the Plan) through each such applicable Vesting Date.

3. Refresher Grants: On the date of each Annual Meeting held after the Effective Date, each Eligible Director who: (i) is nominated to be re-elected to the Board to serve a three-year term at such Annual Meeting (the “Re-Elected Term”), (ii) continues to serve as a non-employee member of the Board following such Annual Meeting, and (iii) does not hold any outstanding Company equity award which remains unvested with respect to any shares subject to such equity award as of the date of such Annual Meeting will be automatically, and without further action by the Board or Compensation Committee of the Board, granted RSUs (the “Refresher Grant”) with a grant value of $600,000.

The shares subject to each Refresher Grant will vest in substantially equal quarterly installments over the applicable expected Re-Elected Term (each a “Vesting Date”), provided that, if the Annual Meeting at which the scheduled Re-Elected Term ends occurs prior to the last scheduled quarterly Vesting Date for the Refresher Grant, the Refresher Grant shall become fully vested as of the day immediately preceding such Annual Meeting. Vesting of the Refresher Grant is subject in all cases to the Eligible Director’s Continuous Service (as defined in the Plan) through each such applicable vesting date.

Director Compensation Limit

Notwithstanding anything herein to the contrary, the cash compensation and equity compensation that each Eligible Director may receive under this Policy shall be subject to the limits set forth in Section 3(d) of the Plan.

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